UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        July 18, 2006

MAXXAM INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3924	95-2078752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Post Oak Boulevard Suite 2000 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 975-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 18, 2006, the Registrant's indirect wholly owned subsidiary, The Pacific Lumber Company ("Palco"), and Palcos subsidiary, Britt Lumber Co., Inc. ("Britt"), as borrowers, closed:

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a five-year $60.0 million secured asset-based revolving credit facility ("New Palco Revolving Credit Facility") with Marathon Structured Finance Fund L.P., as Administrative Agent, and the lenders party thereto; and

•

a five-year $85.0 million secured term loan agreement ("New Palco Term Loan") with Marathon Structured Finance Fund L.P., as Administrative Agent, and the lenders party thereto, all of which was borrowed at closing.

The borrowers used a portion of the funds from the New Palco Term Loan to pay off the outstanding amounts under (i) the five-year $30.0 million asset-based revolving credit agreement between the borrowers and The CIT Group/Business Credit, Inc., and (ii) the five-year $35.0 million secured term loan agreement between the borrowers and Credit Suisse First Boston, each of which was entered into on April 19, 2005. The borrowers have not yet borrowed any amounts under the New Palco Revolving Credit Facility, although they currently have borrowing availability in excess of $20 million.

The material terms of the New Palco Revolving Credit Facility, the New Palco Term Loan and any related material agreements will be described in a subsequent Current Report on Form 8-K filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 18, 2006	MAXXAM INC.

By:    /s/ Bernard L. Birkel

Name:	Bernard L. Birkel
Title:	Secretary & Senior Assistant General Counsel

HOU:2596682.1